Exhibit 23.2

CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors

Pain Therapeutics, Inc.:

We consent to the use of our report dated March 1, 2002, with respect to the consolidated statements of operations, stockholders’ equity (deficit) and cash flows of Pain Therapeutics, Inc. for the year ended December 31, 2001, incorporated herein by reference.

/s/    KPMG LLP

May 7, 2004